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                          AGREEMENT AND PLAN OF MERGER

                 THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 27th day of May, 1994, by and between: (i) CAPSTONE CAPITAL TRUST, INC., a Maryland corporation (the "Surviving Corporation"), and
(ii) MIDWAY ACQUISITION COMPANY, INC., an Alabama corporation (the "Merged Corporation"), as follows:

                 WHEREAS, the Surviving Corporation desires to acquire all of the assets and liabilities of the Merged Corporation in exchange the satisfaction of a $20,400,000 loan (the "Loan") from NationsBank of Georgia, N.A. (the "Bank");

                 WHEREAS, the Surviving Corporation and the Merged Corporation desire to adopt a plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

                 WHEREAS, the Surviving Corporation and the Merged Corporation deem it advisable that the Merged Corporation be merged into the Surviving Corporation pursuant to this Agreement and in accordance with the applicable statutes of the States of Maryland and Alabama; and

                 WHEREAS, the principal office of the Surviving Corporation in the State of Alabama is located at One Perimeter Park South, Suite 335-S, in the City of Birmingham, County of Jefferson, and the name of its resident agent at that address is John W. McRoberts.

                 NOW, THEREFORE, the parties agree as follows:

                             SECTION 1.  THE MERGER

                 1.1 Transfer of Property and Liabilities. Upon the Effective Date (as hereinafter defined in Section 1.3 hereof) of the Merger, in accordance with the applicable sections of the Business Corporation Law of the State of Maryland and Section 10-2A-145 of the Alabama Business Corporation
Act: (i) the separate existence of the Merged Corporation shall cease; (ii) all of the outstanding shares of stock of the Merged Corporation held by its Shareholders shall be cancelled; and (iii) upon the filing of Articles of Merger, certified as to the requisite stockholder approval, with the Secretary of State of the State of Alabama and of Articles of Merger with the appropriate state official of the State of Maryland, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers, and purposes, and all the property, real and personal, causes of action, and every other asset of the Merged Corporation, and shall assume and be liable for all the liabilities, obligations, and penalties of the Merged Corporation, contingent or otherwise.

                 1.2 The Surviving Corporation. Following the Merger, the existence of the Surviving Corporation shall continue unaffected and unimpaired by the Merger, with all of the rights, privileges, immunities, and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the State of Alabama. The Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and shall not be changed in any manner by the Merger. The directors and officers of the Surviving Corporation immediately prior to the Effective Date shall continue as the directors and officers of the Surviving Corporation.





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                 1.3      Effective Date of Merger.  Unless this
Agreement is earlier terminated pursuant hereto, assuming satisfaction of each of the conditions set forth in Sections 6 and 7 (unless waived in accordance with this Agreement), the Articles of Merger attached hereto as Exhibit "A", certified as to the requisite shareholder approval, shall be submitted for filing with the Secretary of State of the State of Alabama, and the Articles of Merger attached hereto as Exhibit "B" shall be submitted for filing with the appropriate state official of the State of Maryland. In accordance with the provisions of the escrow letter (the "Escrow Letter") by and among the Surviving Corporation, the Merged Corporation, First American Title Insurance Company ("FATIC") and the other sellers of property to the Surviving Corporation, a copy of which is attached hereto as Exhibit "C", this Agreement and the documents to be delivered pursuant to Sections 8.2 and 8.3 shall be deposited in escrow with FATIC and shall be released upon the satisfaction of all of the conditions set forth in the Escrow Letter. The effective date of the Merger (the "Effective Date") shall be the date the Articles of Merger for the Merged Corporation and the Articles of Merger for the Surviving Corporation have been released from escrow for filing and acceptance by the appropriate authorities.

                           SECTION 2.  CONSIDERATION

                 2.1 Consideration. On the Effective Date, the Surviving Corporation shall satisfy the Loan by causing to be deposited with FATIC the sum of $____________________, which will be disbursed directly to the Bank in accordance with the provisions of the Escrow Letter.

                 2.2      Cancellation of Shares.

                          (a)     Shares of Merged Corporation.  The shares of
common stock of the Merged Corporation issued and outstanding immediately prior to the Effective Date shall automatically and without any action on the part of the Merged Corporation's shareholders be cancelled.

                          (b)     Shares of the Surviving Corporation.  None of
the issued shares of the Surviving Corporation shall be converted as a result of the Merger, but all of such shares shall remain issued shares of capital stock of the Surviving Corporation.


      SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE MERGED CORPORATION

                 The Merged Corporation hereby represents and warrants to the Surviving Corporation as of the Effective Date hereof as set forth below. All representations and warranties in this Section 3 are qualified in their entirety: (i) by the specific acts to be taken by the Merged Corporation in accordance with this Agreement, or as otherwise contemplated by the parties hereto or by the Merged Corporation exercising its rights or performing its obligations hereunder; and (ii) the information set forth in the schedules referenced in this Section 3 and attached hereto, without reference to a specific section of this Section 3 of this Agreement.

                 3.1      Organization, Qualifications and Corporate Power.
The Merged Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alabama and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification without otherwise having a




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material adverse effect on the Merged Corporation's business or properties.
The Merged Corporation has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement.

                 3.2 Authorization of Agreements, Etc. The execution and delivery by the Merged Corporation of this Agreement and the performance by the Merged Corporation of its obligations hereunder have been duly authorized by all requisite corporate action and except to the extent that it will not result in a material adverse effect on the business or properties of the Merged Corporation will not (a) violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation of the Merged Corporation (the "Charter") or the By-laws of the Merged Corporation or any provision of any indenture, agreement or other instrument to which the Merged Corporation, or any of its properties or assets is bound, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (c) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Merged Corporation.

                 3.3 Validity. This Agreement has been duly executed and delivered by the Merged Corporation and assuming that it constitutes the legal, valid and binding obligation of the Surviving Corporation, constitutes the legal, valid and binding obligation of the Merged Corporation, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 3.4 Authorized Capital Stock. The authorized capital stock of the Merged Corporation consists of 1,000 shares of common stock, par value $1.00 per share. As of the Effective Date, 1,000 shares of the common stock of the Merged Corporation will be validly issued and outstanding, fully paid and nonassessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Merged Corporation are as set forth in the Charter, a copy of which is attached as Exhibit "D", and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule 3.4, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Merged Corporation is authorized or outstanding and (b) there is no commitment by the Merged Corporation to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, as set forth in the attached Schedule 3.4, or as otherwise contemplated in this Agreement, the Merged Corporation has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Merged Corporation (whether or not the Merged Corporation is a party thereto). All of the outstanding securities of the Merged Corporation were issued in compliance with all applicable Federal and state securities laws.

                 3.5 Litigation. To the Merged Corporation's knowledge, there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending or threatened against or affecting the Merged Corporation's business or properties. There




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are no actions, suits or proceedings pending, contemplated or threatened by the
Merged Corporation in connection with its properties or with the Merged Corporations's ownership, rights, use, operation, development or maintenance thereof, including, without limitation, tax reduction proceedings which would be binding upon the Surviving Corporation or the Merged Corporation's business or properties following the Effective Date. To the Merged Corporation's knowledge, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against the Merged Corporation.

                 3.6 Title. The Merged Corporation is the legal fee simple titleholder of the real property described on Exhibit "E" (the "Property"), has good, valid, marketable and insurable title thereto, free and clear of all liens, claims, encumbrances, covenants, conditions, restrictions, rights-of-way, easements and any other matters affecting title other than the matters set forth on Exhibit "F" attached hereto (the "Permitted Exceptions"), and hereby warrants its title to the Property and agrees to defend such title against the lawful claims of all persons claiming by, through or under the Merged Corporation or the Merged Corporation's immediate predecessor-in-interest. The Merged Corporation is the only legal titleholder to the personal property and the intangible property with respect to the Property, free and clear of all liens, claims and encumbrances.
Notwithstanding the foregoing, the Merged Corporation's liability to the Surviving Corporation for a breach of the foregoing representation and warranty shall be limited to the damages of the Surviving Corporation on account of such breach in excess of amounts recovered on account of such breach by the Surviving Corporation under the "Title Policy" (as defined below).

                 3.7 Compliance with Laws. To the Merged Corporation's knowledge, the Property is in compliance with all laws and regulations of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement, including, without limitation, any laws and regulations with respect to zoning, building, fire and health codes, sanitation, pollution control and waste disposal (collectively, the "Laws").
To the Merged Corporation's knowledge, there are no conditions currently or previously existing on or with respect to the Property which may give rise to any violation of any Law if such conditions were disclosed to the authorities with jurisdiction thereover.

                 3.8 Existing Approvals. To the Merged Corporation's knowledge, there are now in full force and effect all required certifications, approvals,consents, authorizations, licenses and permits required by any governmental authority in connection with the Merged Corporation's ownership and use of the Property (collectively, the "Existing Approvals").

                 3.9 Real Estate Taxes. No taxes have been or will be assessed on the Property, or any portion thereof, in respect of the year of Closing or any prior year as a result of or on account of any action taken by the Merged Corporation, other than (a) the consummation of the transactions which are the subject of this Agreement or (b) any work of tenant improvement constructed by the tenant under the SHL Lease that has become the property of the Merged Corporation pursuant to the SHL Lease.

                 3.10 Condemnation; Special Assessments. To the Merged Corporation's knowledge, there is no pending, threatened or contemplated condemnation or similar proceeding or special assessment which would affect the Property or any part thereof in any way whatsoever.

                 3.11 Leasehold Interests. The Lease Agreement between the Merged Corporation and Midway Hospital Medical Center, Inc. is a valid and subsisting agreement, in full force and effect,




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without any default by the Merged Corporation or the Lessee thereunder.  To the
Merged Corporation's knowledge, no event has occurred or is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Merged Corporation under the Lease or, to the Merged Corporation's knowledge, by any other party thereto.

                 3.12 Service Contracts. Neither the Merged Corporation nor any agent of the Merged Corporation has entered into any maintenance, repair, management, leasing, supply' or other service contracts affecting the Property, oral or written, including, without limitation, janitorial, elevator and landscaping agreements, which would be binding on the Surviving Corporation or the Property subsequent to the Effective Date.

                 3.13 Employees. There are no employees presently employed by the Merged Corporation for the operation and maintenance of the Property pursuant to employment contracts, written or oral, that would be binding on the Surviving Corporation or the Property following the Effective Date.

                 3.14 Insurance. The Merged Corporation has received, and to the Merged Corporation's knowledge SHL has received, no notice or request from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Property. To the Merged Corporation's knowledge, there are no defects or inadequacies in the Property which, if not corrected, would result in the termination of any insurance policy covering the Property or any part thereof or an increase in the cost of such policies.

                 3.15 Taxes. The Merged Corporation has filed all tax returns, Federal, state, county and local, required to be filed by it and has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due and payable including, without limitation, all taxes which the Merged Corporation is obligated to withhold from amounts owing to employees, creditors and third parties. The Merged Corporation has established adequate reserves for all known taxes accrued but not yet payable. All tax elections have been made by the Merged Corporation in accordance with generally accepted practice. To the Merged Corporation's knowledge, the Federal income tax returns of the Merged Corporation have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Merged Corporation's Federal, state, county or local taxes is pending or, to the best of the Merged Corporation's and Shareholder's knowledge, threatened. To the best of the Merged Corporation's knowledge, there is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Merged Corporation. The Merged Corporation and the Shareholder filed an election pursuant to Section 1362 of the Code that the Merged Corporation be taxed as an S corporation, which is valid and in effect on the date hereof.

                 3.16 Other Agreements. To the Merged Cooperation's knowledge, the Merged Corporation and each other party to each material contract between the Merged Corporation and such party that may have a material adverse affect on the business or Property of the Merged Corporation (a) have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and (b) have received no notice of default and are not in default (with due notice or lapse of time or both) under any such contract.




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                 3.17     Toxic or Hazardous Materials.

                 (a) Definitions. The following definitions apply to this Agreement; (i) "Environmental Claim" means any written notice by a person or entity alleging liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any "Material of Environmental Concern" (as defined below) in violation of any "Environmental Law" (as defined below) on the Property, or (b) circumstances forming the basis of any violation of any Environmental Law; (ii) "Environmental Laws" means all federal, state, local and municipal laws, rules and regulations (including common law) relating to pollution or protection of the environment (including, without limitation, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of materials of Environmental Concern, (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, petroleum and petroleum products.

                 (b)      Representations and Warranties.

                 Except to the extent disclosed in any environmental report described on Exhibit "H" attached hereto:

                          (1)     To the Merged Corporation's knowledge, (i)
the Merged Corporation is in compliance with all Environmental Laws relating to the Property, and (ii) there are no circumstances that may prevent or interfere with compliance in the future with any Environmental Law. The Merged Corporation has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges in substance that the Merged Corporation is not in full compliance with all Environmental Laws relating to the Property.

                          (2)     To the Merged Corporation's knowledge, no
Environmental Claim is pending or threatened against the Merged Corporation, the Property or any person or entity whose liability for any Environmental Claim the Merged Corporation has or may have retained or assumed, either contractually or by operation of law.

                          (3)     To the Merged Corporation's knowledge, there
are no past or present conditions, actions, activities, circumstances, events or incidents relating to the Property, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern in violation of any Environmental Law, that could form the basis of any Environmental Claim against the Merged Corporation or any person or entity whose liability for any Environmental Claim the Merged Corporation has or may have retained or assumed either contractually or by operation of law.

                          (4)     Without in any way limiting the generality of
the foregoing, (i) the Merged Corporation has not, and to the Merged Corporation's knowledge, SHL has not, stored, disposed of or arranged for the storage or disposal of Materials of Environmental Concern on the Property in violation of any Environmental Law, and (ii) to the Merged Corporation's knowledge, (x) no underground storage tanks are located on the Property, (y) there is no asbestos contained in or forming




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part of any of the improvements on the Property, including, without limitation, any building, building component, structure or office space on the Property, and (z) no polychlorinated biphenyls (PCBs) are or have been used or stored at the Property in violation of any Environmental Law.

         3.18 No Defects. With respect to the Property, to the Merged Corporation's knowledge there are no (i) defects not readily apparent upon visual inspection of the Property in the physical condition of the Property or any portion thereof that have not been corrected or which will impair the operation of the Property, and no (ii) defects not readily apparent upon visual inspection of the Improvements in the Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, the roofs or the parking and loading areas.

         3.19 Personal Property. The personal property, if any, has no significant monetary value. The Merged Corporation and the Surviving Corporation each acknowledge that no part of the consideration payable by the Surviving Corporation is attributable to the transfer of the personal property.

         3.20    The Merged Corporation's Knowledge.  All references in this
Section 3 to (a) actions taken by the Merged Corporation in connection with the operation of the Property shall be construed to include actions taken on behalf of the Merged Corporation by the employees and agents of the Merged Corporation, (b) notices given or received by the Merged Corporation shall be construed to include notices given or received by the employees and agents of the Merged Corporation, and (c) the Merged Corporation's knowledge shall be limited only to the current, actual knowledge of either John W. McRoberts or Andrew L. Kizer.

         3.21 Survival. All of the Merged Corporation's representations and warranties set forth in this Section 3 shall survive the Effective Date.

    SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE SURVIVING CORPORATION

                 The Surviving Corporation represents and warrants to the Merged Corporation as of the Effective Date as set forth below. All representations and warranties in this Section 4 are qualified in their entirety by the specific acts to be taken by the Surviving Corporation in accordance with the terms of this Agreement.

                 4.1      Organization, Qualifications and Corporate Power.

                          The Surviving Corporation is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Maryland and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Surviving Corporation has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement.


                 4.2 Authorization of Agreements, Etc. The execution and delivery by the Surviving Corporation of this Agreement, the performance by the Surviving Corporation of its obligations hereunder




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have been duly authorized by all requisite corporate action and will not (a)
violate any provision of law, any order of any court or other agency of government, the Charter of or the By-laws of the Surviving Corporation, or any provision of any indenture, agreement or other instrument to which the Surviving Corporation, any of its subsidiaries or any of their respective properties or assets is bound; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (c) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Surviving Corporation or any of its subsidiaries.

                 4.3 Validity. This Agreement has been duly executed and delivered by the Surviving Corporation and assuming that it constitutes the legal, valid and binding obligation of the Merged Corporation, constitutes the legal, valid and binding obligation of the Surviving Corporation, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


            SECTION 5.  INTERIM COVENANTS AND ADDITIONAL AGREEMENTS

                 5.1 Merged Corporation and Shareholder. The Merged Corporation covenants and agrees that from the date of this Agreement through the earlier of the Closing Date as defined in Section 8.1, or the termination of this Agreement:

                          (a)     Certificate of Incorporation and Bylaws.  The
Merged Corporation will not change its Charter or Bylaws.

                          (b)     Corporate Existence.  The Merged Corporation
shall maintain its corporate existence and rights in full force and effect.

                          (c)     Capitalization.  The Merged Corporation will
not make any change in its authorized, issued, or outstanding capital stock; grant any stock option or right to purchase shares of its capital stock; issue any security convertible into shares of its capitol stock; purchase, redeem, retire, or otherwise acquire any shares of its capital stock; or agree to do any of the foregoing.

                          (d)     Distributions.  The Merged Corporation will
not make or declare, set aside, or pay any dividend or other distribution in respect of its capital stock.

                          (e)     Shareholder's Meeting.  The Merged
Corporation shall submit this Agreement to a special meeting of its shareholders on or before the Closing Date to obtain the requisite shareholder approval.

                          (f)     Business in Ordinary Course.  The Merged
Corporation will conduct its business in the ordinary course consistent with past practice.

                          (g)     Restrictive Agreements Prohibited.  The
Merged Corporation shall not become a party to any agreement which by its terms would restrict the Merged Corporation's performance of this Agreement.




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                          (h)     Banking Arrangements; Powers of Attorney.
The Merged Corporation will not make any change in its banking and safe deposit arrangements and will not grant any powers of attorney.

                          (i)     Accounting Practices.  Except as required by
generally accepted accounting principles, the Merged Corporation will not make any changes in its accounting methods or practices.

                          (j)     Compliance with Laws.  The Merged Corporation
shall use commercially reasonable efforts to comply with all applicable laws, rules, regulations and orders of which it is aware, noncompliance with which could materially adversely affect its business or properties.

                          (k)     Keeping of Records and Books of Account.  The
Merged Corporation shall keep adequate records and books of account consistent with past practice, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Merged Corporation, and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                          (l)     Merger.  The Merged Corporation will not
merge or consolidate with any other corporation; sell or lease all or substantially all of its assets and business; acquire all or substantially all of the stock of the business or assets of any other person, corporation, or business organization; or agree to do any of the foregoing.

                 5.2 The Surviving Corporation. The Surviving Corporation covenants and agrees that from the date of this Agreement through the earlier of the Closing Date as defined in Section 8.1, or the termination of this
Agreement:

                          (a)     Certificate of Incorporation.  The Surviving
Corporation will not change its Charter or By-Laws.

                          (b)     Corporate Existence.  The Surviving
Corporation shall maintain its corporate existence and rights in full force and effect.

                          (c)     Shareholder's Meeting.  The Surviving
Corporation shall submit this Agreement to a special meeting of its shareholders on or before the Closing Date to obtain the requisite shareholder approval.

                          (d)     Business in Ordinary Course.  The Surviving
Corporation shall conduct its business in the ordinary course consistent with past practice.

                          (e)     Restrictive Agreements Prohibited.  The
Surviving Corporation shall not become a party to any agreement which by its terms would restrict the Surviving Corporation's performance of this Agreement.




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                          (f)     Compliance with Laws.  The Surviving
Corporation shall use commercially reasonable efforts to comply with all applicable laws, rules, regulations and orders of which they are aware, noncompliance with which could materially adversely affect its business or properties.

    SECTION 6.  CONDITIONS PRECEDENT TO THE MERGED CORPORATION'S OBLIGATIONS

                 The Merged Corporation's obligation to consummate the Merger shall be subject to the fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by the Merged Corporation.

                 6.1 Representations and Warranties. The representations and warranties of the Surviving Corporation set forth in Section 4 hereof shall be true, complete and correct on and as of the Closing Date (except as affected by transactions contemplated hereby) with the same effect as though such representations and warranties had been made on and as of such date.

                 6.2 The Surviving Corporation's Covenants. The Surviving Corporation shall have performed and complied with all covenants required by
Section 5.2 of this Agreement to be performed by it on or before the Closing
Date.

                 6.3 All Proceedings to be Satisfactory. All corporate and shareholder proceedings to be taken by the Surviving Corporation in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Merged Corporation and its counsel, and the Merged Corporation and its counsel shall have received all such counterpart originals or certified or other copies of such documents.

                 6.4 Approval of the Surviving Corporation's Shareholder. This Agreement shall have been approved by the affirmative vote of the Surviving Corporation's shareholders requisite therefor under the Surviving Corporation's Charter and the laws of the State of Maryland.

                 6.5 Supporting Documents. The Merged Corporation shall have received copies of the following documents:

                          (a)     (1) the Charter of the Surviving Corporation,
certified as of a recent date by its Secretary and (2) a certificate of the Secretary of State of the State of Alabama dated as of a recent date as to the due incorporation and good standing of JFF and the Surviving Corporation.

                          (b)     a certificate of the Secretary of the
Surviving Corporation dated the Closing Date and certifying: (1) that attached thereto is a true and complete copy of the By-laws of the Surviving Corporation as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Surviving Corporation and the shareholders of the Surviving Corporation authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) to the incumbency and specimen signature of each officer of the Surviving Corporation executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Surviving Corporation as to the incumbency and signature of the officer signing the certificate referred to in this clause.




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
                 6.6 Deliver of Closing Items. The Surviving Corporation shall have delivered all of the items set forth in Section 8.3 hereof.


  SECTION 7.  CONDITIONS PRECEDENT TO THE SURVIVING CORPORATION'S OBLIGATIONS

                 The obligations of the Surviving Corporation under this Agreement are subject to the fulfillment, before or on the Closing Date, of each of the following conditions, unless waived in writing by the Surviving
Corporation:

                 7.1 Representations and Warranties. The representations and warranties of the Merged Corporation set forth in Section 3 hereof shall be true, complete and correct on and as of the Closing Date (except as affected by transactions contemplated hereby) with the same effect as though such representations and warranties had been made on and as of such date.

                 7.2 The Merged Corporation's Covenants. The Merged Corporation shall have performed and complied with all covenants required by
Section 5.1 of this Agreement to be performed by it on or before the Closing
Date.

                 7.3 All Proceedings to be Satisfactory. All corporate and shareholder proceedings to be taken by the Merged Corporation in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Surviving Corporation and its counsel, and the Surviving Corporation and its counsel shall have received all such counterpart originals or certified or other copies of such documents.

                 7.4 Supporting Documents. The Surviving Corporation and its counsel shall have received copies of the following documents:

                          (a)     (1) the Charter of the Merged Corporation,
certified as of a recent date by its Secretary, and (2) a certificate of the Secretary of State of the State of Alabama dated as of a recent date as to the due incorporation and good standing of the Merged Corporation.

                          (b)     a certificate of the Secretary of the Merged
Corporation dated the Closing Date and certifying: (1) that attached thereto is a true and complete copy of the By-laws of the Merged Corporation as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Merged Corporation authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (a)(2) above; and (4) to the incumbency and specimen signature of each officer of the Merged Corporation executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Merged Corporation as to the incumbency and signature of the officer signing the certificate referred to in this clause.

                 7.5 Approval of the Shareholder. This Agreement shall have been approved by the affirmative vote of the Merged Corporation's shareholders requisite therefor under the Merged Corporation's Charter and the laws of the State of Alabama.

                 7.6 Deliver of Closing Items. The Merged Corporation shall have delivered all of the items set forth in Section 8.2 hereof.

                              SECTION 8.  CLOSING

                 8.1 Time and Place. The closing of the transaction contemplated herein shall take place at the offices of Sirote & Permutt, P.C. at 12:00 p.m., c.s.t. on the date (the "Closing Date") that this Agreement and the documents to be delivered by the Merged Corporation and the Surviving Corporation under Sections 8.2 and 8.3 are delivered to FATIC pursuant to the Escrow Letter, or at such other time or place as the parties hereto may agree upon.

                 8.2 Actions by the Merged Corporation. On or prior to the Closing Date the Merged Corporation shall deliver, or cause to be delivered, to FATIC the following:

                          (a)     Certificates representing all the issued and
outstanding shares of common stock of the Merged Corporation;

                          (b)     All books and records of the Merged
Corporation, including without limitation, the documents referenced in Section
7.4 hereof, original minute books, stock record books (including all unissued and cancelled stock certificates), accounting records, tax returns, and all other corporate and business records;

                          (c)     A Certificate of Good Standing for the Merged
Corporation from the Secretary of State of the State of Alabama as required by
Section 7.4(a)(2);

                          (d)     A certificate from the President of the
Merged Corporation certifying as to the fulfillment of the conditions set forth in Sections 7.1 and 7.2 hereof; and

                          (e)     A Consent to Assignment of Guaranty of
Obligations Pursuant to Lease Agreement dated as of April 19, 1994, signed by OrNda HealthCorp.

                          (f)     A Consent to Assignment of Lease Agreement
dated as of April 19, 1994, signed by Midway Hospital Medical Center, Inc.

                          (g)     The executed Articles of Merger to be filed
with the State of Alabama;

                 8.3 Actions of the Surviving Corporation. On or prior to the Closing, the Surviving Corporation shall deliver, or cause to be delivered, to FATIC the following:

                          (a)     The documents referenced in Section 6.5
hereof;

                          (b)     A Certificate of Good Standing for the
Surviving Corporation from the Secretary of State of Maryland as required by
Section 6.5(a)(2);




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
                          (c)     A certificate from the President of the
Surviving Corporation certifying as to the fulfillment of the conditions set forth in Sections 6.1 and 6.2 hereof; and

                          (d)     The executed Articles of Merger to be filed
with the State of Maryland;


                      SECTION 9.  POST-CLOSING AGREEMENTS

                 9.1 The Surviving Corporation agrees to preserve and keep the books and records of the Merged Corporation delivered to the Surviving Corporation hereunder for a period of seven years from the Effective Date, and to make them available, during normal business hours and upon reasonable request, to the directors, officers, and the shareholders of the Merged Corporation, or their representatives, in connection with any claims or legal proceedings by or against the directors, officers, or the shareholders of the Merged Corporation. In the event that the Surviving Corporation proposes to destroy any such books and records, it shall give the shareholders of the Merged Corporation reasonable advance notice thereof, and said shareholders shall have the right to obtain or copy such books and records prior to their destruction.


                            SECTION 10.  TERMINATION

                 10.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the shareholders of a party hereto):

                          (a)     By the board of directors of the Merged
Corporation, if any condition provided in Section 6 hereof has not been satisfied or waived on or before the Closing Date; or

                          (b)     By the board of directors of the Surviving
Corporation if any condition provided in Section 7 hereof has not been satisfied or waived on or before the Closing Date.

                 10.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 10.1(a) or (b) hereof, no party (or any of its officers, directors, and shareholders) shall be liable to any other party for any costs, expenses, damage, or loss of anticipated profits hereunder.

                 10.3 Survival. Notwithstanding the termination of this Agreement under this Section 10, to the extent applicable, the indemnification provisions of Section 11 hereof shall survive such termination.


                   SECTION 11.  SURVIVAL AND INDEMNIFICATION

                 11.1 Nature of Statements. All representations and warranties of the parties set forth in Section 3 and 4 hereof and the related schedules attached hereto shall survive the Effective Date for a period of one year, and the parties shall be entitled to rely upon such representations and warranties irrespective of any investigations made by such parties.

                 11.2     Mutual Indemnity.

                          (a)     The Merged Corporation hereby indemnifies the
Surviving Corporation against any loss or liability of any type or nature, including reasonable attorney's fees, on account of a breach of any representation or warranty made in Section 3 of this Agreement or in the related Schedules attached hereto or breach of any covenant or obligation in this Agreement.

                          (b)     The Surviving Corporation hereby indemnifies
the Merged Corporation against any loss or liability of any type or nature, including reasonable attorney's fees, on account of a breach of any representation or warranty made in Section 4 of this Agreement or in the related Schedules attached hereto, breach of any covenant or obligation in this Agreement, liabilities assumed in the Merger.

                 11.3 Matters Involving Third Parties. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which becomes known, such indemnified party shall, give prompt notice thereof to the indemnifying party, but the failure so to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party except to the extent that the defense of such claim or action is materially prejudiced thereby. In case any such action or claim shall be asserted against an indemnified party, it shall give notice to the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified person and, after notice to that effect from the indemnifying party, the indemnified party shall have the right to participate therein and to retain its own counsel, but the indemnifying party shall not be liable to the indemnified party under such action for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and preparation unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to the indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if any indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is sought under this Agreement. As used herein, the term liability shall include all reasonable costs of litigation or threatened litigation, including attorney's fees, incurred in connection with litigation brought or threatened by third parties.

                        SECTION 12.  GENERAL PROVISIONS

                 12.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

                 12.2 Survival of Agreements. Except for the post-closing agreements contained in Section 9 hereof and the right to indemnification under
Section 11 hereof, which shall survive the execution and delivery of this Agreement and the Closing Date for the periods specified therein or as provided by law, all other covenants and agreements contained herein shall be deemed to have been fulfilled on the Closing Date.

                 12.3 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

                 12.4 Amendments. Except as may be otherwise provided elsewhere herein, this Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the parties hereto.

                 12.5 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

                 12.6 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

                 12.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama.

                 12.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall he void.

                 12.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 12.10 Attorneys' Fees. If legal action, including any action on appeal, or arbitration is necessary to enforce the terms and conditions of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and costs, as fixed by a court of competent jurisdiction or by the arbitrators.

                 12.11 Arbitration. Any dispute arising after the Closing Date from or in connection with this Agreement will be determined in accordance with the then current rules for commercial arbitration of the American Arbitration Association. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. Each party hereto waives any rights it may have to demand trial by jury or to seek punitive damages. The arbitrator will have no power to assess punitive damages or make any award that modifies or suspends any lawful provision of this Agreement. All expenses of arbitration must be paid by the party against whom the arbitrator(s) renders a decision. Judgment upon any award and/or enforcing any order of the arbitrator may be entered by any court of competent jurisdiction.

                 IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the authority duly given by the respective Boards of Directors, have caused this Agreement and Plan of Merger to be executed on this the 27th day of May, 1994.



                                            CAPSTONE CAPITAL TRUST, INC.

                                            By /s/ John W. McRoberts
                                               ----------------------------
                                               Its President

(CORPORATE SEAL)



                                            MIDWAY ACQUISITION COMPANY, INC.

                                            By /s/ John W. McRoberts
                                               ----------------------------
                                               Its President

(CORPORATE SEAL)